UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Tableau Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
1621 North 34th Street Seattle, Washington		98103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (206) 633-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 22, 2018, Tableau Software, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices located at 1621 North 34th Street, Seattle, Washington. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 10, 2018. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected each of the three nominees for Class II director to serve until the Company’s 2021 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Billy Bosworth	179,069,243	12,338,692	6,889,119	93.55%
Patrick Hanrahan	189,861,269	1,546,666	6,889,119	99.19%
Hilarie Koplow-McAdams	191,073,998	333,937	6,889,119	99.83%

Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
171,407,564	19,346,299	654,072	6,889,119	89.55%

Proposal 3. Stockholders ratified the appointment by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
195,674,907	2,579,436	42,711	—	98.68%

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018

Tableau Software, Inc.

/s/ Keenan M. Conder
Keenan M. Conder
Executive Vice President, General Counsel and Corporate Secretary